UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2011

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Form 8-K filed by Aceto Corporation (“Aceto” or the “Company”) with the Securities and Exchange Commission on October 6, 2011, the Board of Directors (the “Board”) of Aceto appointed Salvatore Guccione, President and Chief Operating Officer of Aceto effective as of December 1, 2011. Mr. Guccione continues to serve in his role on the Board and was re-elected to the Board at the annual meeting of shareholders on December 8, 2011.

As had been anticipated, on February 29, 2012, the Company entered into an employment agreement (the “Agreement”) with Mr. Guccione confirming the terms of his employment with the Company.  Set forth below is a description of the terms of the Agreement that Aceto deems to be material:

•
The term of Mr. Guccione’s employment pursuant to the Agreement commenced effective as of December 1, 2011 and, subject to earlier termination in accordance with the Agreement, shall expire on December 31, 2014.

•	Mr. Guccione’s base salary shall be not less than $425,000 per annum during the term.

•
During the term, Mr. Guccione shall be eligible to participate in the Company's annual performance award program for senior executives as in effect from time to time.  The target performance award shall not be less than 40% of base salary. The amount of the performance award for each fiscal year, if any, shall be based on Company performance and individual performance for the relevant year (pro-rated, in the case of the 2012 fiscal year, for the number of days during the 2012 fiscal year that Mr. Guccione is employed by the Company).

•	During the term, the Company shall provide Mr. Guccione with the use of a Company automobile in accordance with the Company’s automobile policy.

•
If the Company shall terminate Mr. Guccione’s employment other than for cause pursuant to the Agreement or Mr. Guccione shall terminate his employment for good reason pursuant to the Agreement, regardless of whether such termination occurs during or after the term, the Company shall pay Mr. Guccione’s base salary, at the rate then in effect, for the 24 month period following the date of termination, as severance, subject to Mr. Guccione’s execution of a release.  Mr. Guccione will also be entitled to receive such severance (subject to his execution of a release), if the parties are unable to reach agreement with respect to his continued employment following the expiration of the term and either the Company or Mr. Guccione terminates his employment at the conclusion of the term. Any severance payment otherwise payable during the severance period shall be offset by any amounts earned by Mr. Guccione through other employment or consultancy during the severance period prior to the date such severance payment would otherwise be required to be paid to Mr. Guccione.

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The Agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

The foregoing description of Mr. Guccione’s Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.  Description

10.1	Employment Agreement, dated as of the 29th day of February, 2012, by and between Aceto Corporation and Salvatore Guccione

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: March 1, 2012	By:	/s/ Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

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